Exhibit 99.1
TriplePoint Venture Growth BDC Corp. Announces
Second Quarter 2026 Financial Results
Net Increase in Net Assets Resulting from Operations of $0.26 per Share for the Second Quarter
Declares Third Quarter 2026 Regular Distribution of $0.23 per Share and Supplemental Distributions Totaling $0.12 per Share
Menlo Park, Calif., August 5, 2026 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), a leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the second quarter ended June 30, 2026 and the declaration by its Board of Directors of its third quarter 2026 regular distribution of $0.23 per share and supplemental distributions totaling $0.12 per share to be paid in two equal installments of $0.06 per share on September 30, 2026 and December 30, 2026.
Second Quarter 2026 Highlights
▪Signed $306.8 million of term sheets with venture growth stage companies at TriplePoint Capital LLC (“TPC”) and TPVG closed $29.8 million of new debt commitments;
▪Funded $47.8 million in debt investments to 10 portfolio companies, representing an 80% increase from the prior quarter, with a 12.8% weighted average annualized yield at origination;
▪Grew the debt investment portfolio to $722.8 million at cost;
▪Realized gain of $12.8 million from the secondary sale of equity shares in Revolut Ltd (“Revolut”); remaining warrant and equity position in Revolut with a fair value of $47.9 million as of June 30, 2026;
▪Achieved a 12.9% weighted average annualized portfolio yield on debt investments for the quarter1;
▪Earned net investment income of $8.3 million, or $0.21 per share;
▪Net increase in net assets resulting from operations of $10.7 million, or $0.26 per share;
▪Three debt portfolio companies raised an aggregate $44.8 million of capital in private financings during the quarter;
▪Held debt investments in 53 portfolio companies, warrants in 117 portfolio companies and equity investments in 60 portfolio companies as of June 30, 2026;
▪Debt investment portfolio weighted average investment ranking of 2.28 as of quarter’s end;
▪Net asset value of $352.8 million, or $8.67 per share, as of June 30, 2026 compared to $351.0 million, or $8.65 per share, as of March 31, 2026;
▪Ended the quarter with a gross leverage ratio of 1.26x and a net leverage ratio of 1.22x;
▪In April 2026, DBRS, Inc. confirmed TPVG’s investment grade rating, with a BBB (low) Long-Term Issuer rating, with a stable trend outlook;
▪The Company’s Board of Directors authorized a 12-month stock repurchase program for the purpose of repurchasing up to an aggregate of $12.5 million of its common stock in the open market;
▪Subsequent to quarter-end, declared a third quarter regular distribution of $0.23 per share, payable on September 30, 2026; and
▪Subsequent to quarter-end, declared supplemental distributions totaling $0.12 per share, payable in two equal installments of $0.06 per share on September 30, 2026 and December 30, 2026, bringing total declared distributions to $17.94 per share since the Company’s initial public offering.
Year to Date 2026 Highlights
▪Signed $562.9 million of term sheets with venture growth stage companies at TPC and TPVG closed $30.8 million of new debt commitments;
▪Funded $74.4 million in debt investments to 14 portfolio companies with a 12.8% weighted average annualized portfolio yield at origination, and funded $0.3 million in direct equity investments in private rounds of financing to five portfolio companies;
▪Earned net investment income of $17.5 million, or $0.43 per share;
▪Net increase in net assets resulting from operations of $16.8 million, or $0.41 per share;
▪Paid distributions of $0.46 per share;
▪10 debt portfolio companies raised an aggregate $1.2 billion of capital in private financings;
▪Achieved a 13.2% weighted average annualized portfolio yield on debt investments;
1 Please see the last table in this press release, titled "Weighted Average Portfolio Yield on Debt Investments," for more information on the calculation of the weighted average annualized portfolio yield on debt investments.

▪Our sponsor, TPC, purchased 188,662 shares of the Company’s common stock in the open market under TPC’s previously announced discretionary share purchase program, bringing total shares purchased to 1,998,489, which represents 4.9% of the Company’s outstanding shares of common stock as of June 30, 2026; and
▪Estimated undistributed taxable earnings from net investment income (or “spillover income”) of $41.7 million, or $1.03 per share, as of June 30, 2026.
“During the second quarter, we made steady progress in strengthening TPVG’s portfolio and financial position to enhance our portfolio’s durability, grow our income-generating assets, and increase net asset value over the long-term,” said Jim Labe, chairman and chief executive officer of TPVG. “We continued our diversification strategy by investing in venture-growth-stage companies across AI and other attractive venture investment sectors.”
“We continue to monetize our investment in Revolut, generating total proceeds of $12.9 million this quarter, in addition to the $2.3 million from Q1 2025, while maintaining a sizeable position in Revolut,” said Sajal Srivastava, president and chief investment officer of the Company. “We intend to use these proceeds along with proceeds from other liquidity events to continue building a strong foundation for TPVG and position it for the long term.”
PORTFOLIO AND INVESTMENT ACTIVITY
During the three months ended June 30, 2026, the Company entered into $29.8 million of new debt commitments with five portfolio companies, funded debt investments totaling $47.8 million to 10 portfolio companies and acquired warrants in five portfolio companies representing $0.3 million at fair value. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 12.8% at origination. During the quarter, the Company received $28.6 million of principal prepayments, $4.6 million of early repayments and $12.2 million of scheduled principal amortization. The weighted average annualized portfolio yield on debt investments for the second quarter was 12.9%1. The return on average equity for the second quarter was 9.5% based on net investment income. The Company calculates return on average equity as the annualized rate of net investment income recognized during the period divided by the Company’s average net asset value during the period.
As of June 30, 2026, the Company held debt investments in 53 portfolio companies, warrants in 117 portfolio companies and equity investments in 60 portfolio companies. The total cost and fair value of these investments were $830.8 million and $780.7 million, respectively.
The following table shows the total portfolio investment activity for the three and six months ended June 30, 2026 and 2025:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Beginning portfolio at fair value	$785,635	$682,012	$783,544	$676,249
New debt investments, net(a)	46,730	78,187	72,640	105,514
Scheduled principal amortization	(12,188)	(11,311)	(14,114)	(21,192)
Principal prepayments and early repayments	(33,132)	(44,979)	(58,388)	(62,761)
Net amortization and accretion of premiums and discounts and end-of-term payments	1,589	4,263	3,843	5,728
Payment-in-kind coupon	3,039	5,250	6,533	9,007
New warrant investments	272	997	846	1,760
New equity investments	—	1,535	303	1,982
Proceeds from dispositions of investments	(13,544)	—	(13,845)	(2,308)
Net realized gains (losses) on investments	12,952	—	12,655	2,278
Net change in unrealized gains (losses) on investments	(10,611)	1,931	(13,275)	1,628
Ending portfolio at fair value	$780,742	$717,885	$780,742	$717,885
_____________
(a) Debt balance is net of fees and discounts applied to the loan at origination.
SIGNED TERM SHEETS
During the three months ended June 30, 2026, TPC entered into $306.8 million of non-binding term sheets to venture growth stage companies. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with the allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.
1 Please see the last table in this press release, titled "Weighted Average Portfolio Yield on Debt Investments," for more information on the calculation of the weighted average annualized portfolio yield on debt investments.

UNFUNDED COMMITMENTS
As of June 30, 2026, the Company’s unfunded commitments totaled $140.6 million, of which $23.0 million was dependent upon portfolio companies reaching certain milestones. Of the $140.6 million of unfunded commitments, $47.6 million will expire during 2026, $84.8 million will expire during 2027, $7.7 million will expire during 2028 and $0.5 million will expire during 2031, if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.
RESULTS OF OPERATIONS
Total investment and other income was $22.1 million for the second quarter of 2026, representing a weighted average annualized portfolio yield of 12.9% on debt investments, as compared to $23.3 million and 14.5% for the second quarter of 2025. The decrease in total investment and other income was primarily due to less prepayment income and lower investment yields due in part to decreases in the Prime rate. For the six months ended June 30, 2026, the Company’s total investment and other income was $44.9 million, as compared to $45.7 million for the six months ended June 30, 2025, representing a weighted average annualized portfolio yield on total debt investments of 13.2% and 14.5%, respectively.
For the second quarter of 2026, total operating expenses, inclusive of an income incentive fee waiver of $1.3 million, were $13.6 million as compared to $11.7 million, inclusive of an income incentive fee waiver of $1.3 million, for the second quarter of 2025. The Adviser agreed to waive, in full, any and all of the investment income component of the quarterly incentive fee through the end of fiscal year 2026, and as such, $1.3 million of income incentive fees were waived during the three months ended June 30, 2026. Total operating expenses for the second quarter of 2026 consisted of $8.3 million of interest expense and amortization of fees, $3.6 million of base management fees, $0.7 million of Administration Agreement expenses and $1.0 million of general and administrative expenses. The Company also recorded a $0.2 million accrual for excise taxes during the second quarter of 2026. Total operating expenses for the second quarter of 2025 consisted of $6.7 million of interest expense and amortization of fees, $3.3 million of base management fees, $0.7 million of Administration Agreement expenses and $1.0 million of general and administrative expenses. The Company also recorded a $0.4 million accrual for excise taxes during the second quarter of 2025. For the three months ended June 30, 2025, our income incentive fee of $2.3 million was reduced by $1.0 million due to the total return requirement under the income component of our incentive fee structure, and the Adviser earned and waived the remaining $1.3 million in income incentive fees. The Company’s total operating expenses for the six months ended June 30, 2026, inclusive of an income incentive fee waiver of $3.2 million, were $26.8 million as compared to $23.0 million, inclusive of income incentive fee waiver of $1.3 million for the six months ended June 30, 2025. For the six months ended June 30, 2026 and 2025, the Company recorded $0.6 million and $0.8 million, respectively, for an excise tax accrual.
For the second quarter of 2026, the Company recorded net investment income of $8.3 million, or $0.21 per share, as compared to $11.3 million, or $0.28 per share, for the second quarter of 2025. The decrease in net investment income between periods was driven primarily by higher interest expense and less prepayment income. Net investment income for the six months ended June 30, 2026 was $17.5 million, or $0.43 per share, compared to $22.0 million, or $0.55 per share, for the six months ended June 30, 2025.
During the second quarter of 2026, the Company recognized net realized gains on investments of $12.9 million, resulting primarily from the partial sale of equity in one portfolio company and consideration for warrants in two portfolio companies. During the second quarter of 2025, the Company recognized net realized losses on investments of $32,000.
Net change in unrealized losses on investments for the second quarter of 2026 was $10.6 million, consisting of $11.9 million of net unrealized losses from the reversal of previously recorded unrealized gains on investments realized during the period, $9.6 million of net unrealized losses on the existing debt investment portfolio resulting from fair value adjustments and $0.5 million of net unrealized losses from foreign currency adjustments, partially offset by $11.4 million of net unrealized gains on the existing warrant and equity portfolio resulting from fair value adjustments. Net change in unrealized gains on investments for the second quarter of 2025 was $1.9 million. The Company’s net realized and unrealized losses were $0.6 million for the six months ended June 30, 2026, compared to net realized and unrealized gains of $3.9 million for the six months ended June 30, 2025.
The Company’s net increase in net assets resulting from operations for the second quarter of 2026 was $10.7 million, or $0.26 per share, as compared to a net increase in net assets resulting from operations of $13.2 million, or $0.33 per share, for the second quarter of 2025. For the six months ended June 30, 2026, the Company’s net increase in net assets resulting from operations was $16.8 million, or $0.41 per share, as compared to a net increase in net assets resulting from operations of $25.9 million, or $0.64 per share, for the six months ended June 30, 2025.
CREDIT QUALITY
The Adviser maintains a credit watch list with portfolio companies placed into one of five credit risk categories, with Clear, or 1, being the best rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White, or 2, unless the portfolio company’s credit quality meets the characteristics of another credit category.

As of June 30, 2026, the weighted average investment ranking of the Company’s debt investment portfolio was 2.28, as compared to 2.25 at the end of the prior quarter. During the quarter ended June 30, 2026, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: one portfolio company with a principal balance of $28.0 million was downgraded from White (2) to Yellow (3).
The following table shows the credit categories for the Company’s debt investments at fair value as of June 30, 2026 and December 31, 2025:

	June 30, 2026			December 31, 2025
Credit Category (dollars in thousands)	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies
Clear (1)	$45,260	7.1%	3	$45,042	7.0%	3
White (2)	395,339	62.1	38	484,866	75.1	43
Yellow (3)	173,390	27.2	7	86,255	13.4	4
Orange (4)	20,075	3.1	4	25,212	3.9	4
Red (5)	3,357	0.5	1	3,991	0.6	1
	$637,421	100.0%	53	$645,366	100.0%	55
NET ASSET VALUE
As of June 30, 2026, the Company’s net assets were $352.8 million, or $8.67 per share, as compared to $353.6 million, or $8.73 per share, as of December 31, 2025.
LIQUIDITY AND CAPITAL RESOURCES
As of June 30, 2026, the Company had total liquidity of $119.8 million, consisting of cash, cash equivalents and restricted cash of $14.8 million and available capacity under its Revolving Credit Facility of $105.0 million. As of June 30, 2026, the Company held $1.1 million of stock and warrant positions in publicly traded companies. The Company ended the quarter with a 1.26x leverage ratio, a 1.22x net leverage ratio and a 1940 Act asset coverage ratio of 179%.
SHARE REPURCHASE PROGRAM
On May 5, 2026, the Company’s Board of Directors authorized a 12-month stock repurchase program for the purpose of repurchasing up to an aggregate of $12.5 million of its common stock in the open market at certain thresholds below its then-current net asset value per share in accordance with the guidelines specified in Rule 10b-18 under the Securities Exchange Act of 1934. The timing, manner, price and amount of any share repurchases will be determined by the Company based upon an evaluation of economic and market conditions, stock price, applicable legal, contractual and regulatory requirements and other factors. The authorized stock repurchase program is scheduled to expire on May 6, 2027. As of June 30, 2026, the Company had not repurchased any shares of common stock pursuant to the Board’s stock repurchase authorization.
DISTRIBUTIONS
On July 29, 2026, the Company’s Board of Directors declared a regular quarterly distribution of $0.23 per share for the third quarter, payable on September 30, 2026 to stockholders of record as of September 16, 2026. On August 4, 2026, the Company’s Board of Directors also declared supplemental distributions totaling $0.12 per share to be paid in two equal installments. The first $0.06 per share supplemental distribution will be paid on September 30, 2026 to stockholders of record as of September 16, 2026, and the second $0.06 per share supplemental distribution will be paid on December 30, 2026 to stockholders of record as of December 16, 2026. As of June 30, 2026, the Company had estimated spillover income of $41.7 million, or $1.03 per share.
RECENT DEVELOPMENTS
Since June 30, 2026 and through August 5, 2026:
▪TPC’s direct originations platform entered into $50.0 million of additional non-binding signed term sheets with venture growth stage companies;
▪The Company closed $1.0 million of additional debt commitments;
▪The Company received $1.0 million of principal prepayments and had no material fundings; and
▪On August 5, 2026, the Company sold its investments in Prodigy Investments Limited to a third party for total cash consideration of $43.8 million, which reflects its fair value as of June 30, 2026 plus accrued cash interest.

CONFERENCE CALL
The Company will host a conference call at 5:00 p.m. Eastern Time, today, August 5, 2026, to discuss its financial results for the quarter ended June 30, 2026. To listen to the call, investors and analysts should dial (844) 826-3038 (domestic) or +1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through September 5, 2026, by dialing (855) 669-9658 (domestic) or +1 (412) 317-0088 (international) and entering conference ID 8717732. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, https://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for one year after the call.
ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments primarily to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, investment activity, financial condition or results of operations and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, investment activity, performance, condition or results may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, and the impact of such changes on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. In addition, the Company’s authorized share repurchase program does not require the Company to repurchase any specific number of shares, and there is no assurance that the Company or any of its affiliates will purchase additional shares of the Company’s common stock at any specific discount levels or in any specific amounts. There is no assurance that the market price of the Company’s shares, either absolutely or relative to NAV, will increase as a result of any share purchase program, or that any purchase plan will enhance stockholder value over the long term. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
NON-GAAP FINANCIAL MEASURES
To provide additional information about the Company’s results, the Company’s management has discussed in this press release the Company’s net leverage ratio (calculated as (i) total debt less (ii) cash, cash equivalents and restricted cash, with the result divided by total net assets), which is not prepared in accordance with GAAP. This non-GAAP measure is included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measure to monitor and evaluate its leverage and financial condition and believes this presentation enhances investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s leverage and ability to take on additional debt. However, this non-GAAP measure has limitations and should not be considered in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP.
This non-GAAP measure is not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles and should only be used to evaluate the Company’s results of operations in conjunction with its corresponding GAAP measure.
INVESTOR RELATIONS AND MEDIA CONTACT
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Assets and Liabilities
(in thousands, except per share data)

	June 30, 2026	December 31, 2025
Assets	(unaudited)
Investments at fair value
Non-controlled/unaffiliated investments (amortized cost of $814,562 and $804,090, respectively)	$764,961	$767,304
Non-controlled/affiliated investments (amortized cost of $16,273 and $16,273, respectively)	15,781	16,240
Total Investments at fair value (amortized cost of $830,835 and $820,363, respectively)	780,742	783,544
Cash and cash equivalents	13,999	20,364
Restricted cash	811	27,003
Deferred credit facility costs	3,981	4,643
Prepaid expenses and other assets	9,511	4,095
Total assets	$809,044	$839,649

Liabilities
Revolving Credit Facility	$195,000	$95,000
2026 Notes, net of unamortized debt issuance costs of $— and $75, respectively	—	199,925
2027 Notes, net of unamortized debt issuance costs of $188 and $329, respectively	124,812	124,671
8.11% 2028 Notes, net of unamortized debt issuance costs of $394 and $516, respectively	49,606	49,484
7.50% 2028 Notes, net of unamortized debt issuance costs of $238 and $—, respectively	74,762	—
Base management fee payable	3,592	3,581
Other accrued expenses and liabilities	8,447	13,367
Total liabilities	$456,219	$486,028

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share	407	405
Paid-in capital in excess of par value	515,424	514,399
Total distributable earnings (loss)	(163,006)	(161,183)
Total net assets	$352,825	$353,621
Total liabilities and net assets	$809,044	$839,649

Shares of common stock outstanding (par value $0.01 per share and 450,000 authorized)	40,710	40,491
Net asset value per share	$8.67	$8.73

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Investment income
Interest income from investments	$22,036	$22,504	$44,125	$44,089
Other income	109	772	795	1,641
Total investment and other income	$22,145	$23,276	$44,920	$45,730

Operating expenses
Base management fee	$3,592	$3,268	7,207	6,593
Income incentive fee	1,337	1,259	3,161	1,259
Interest expense and amortization of fees	8,288	6,732	16,149	13,103
Administration Agreement expenses	723	629	1,442	1,232
General and administrative expenses	1,005	1,022	2,023	2,033
Total operating expenses before Income incentive fee waiver	$14,945	$12,910	$29,982	$24,220
Income incentive fee waiver	(1,337)	(1,259)	(3,161)	(1,259)
Total operating expenses net of Income incentive fee waiver	$13,608	$11,651	$26,821	$22,961
Net investment income before excise taxes	$8,537	$11,625	$18,099	$22,769
Excise tax expense	(200)	(350)	(640)	(756)
Net investment income after excise taxes	$8,337	$11,275	$17,459	$22,013

Net realized and unrealized gains/(losses)
Net realized gains (losses) on investments	$12,941	$(32)	$12,642	$2,222
Net change in unrealized gains (losses) on investments	(10,611)	1,931	(13,275)	1,628
Net realized and unrealized gains/(losses)	$2,330	$1,899	$(633)	$3,850

Net increase (decrease) in net assets resulting from operations	$10,667	$13,174	$16,826	$25,863

Per share information (basic and diluted)
Net increase (decrease) in net assets per share	$0.26	$0.33	$0.41	$0.64
Weighted average shares of common stock outstanding	40,600	40,234	40,547	40,186

Regular distributions declared per share	$0.23	$0.30	$0.46	$0.60

Weighted Average Portfolio Yield
on Debt Investments

Ratios (Percentages, on an annualized basis)(1)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Weighted average portfolio yield on debt investments(2)	12.9%	14.5%	13.2%	14.5%
Coupon income	10.5%	11.5%	10.5%	11.5%
Accretion of discount	0.7%	0.9%	0.8%	1.0%
Accretion of end-of-term payments	1.1%	1.2%	1.1%	1.3%
Impact of prepayments during the period	0.6%	0.9%	0.8%	0.7%
_____________
(1)Weighted average portfolio yields on debt investments for periods shown are the annualized rates of interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The calculation of weighted average portfolio yields on debt investments excludes any non-income producing debt investments, but includes debt investments on non-accrual status. Including non-income producing debt investments, the weighted average yield for the three months ended June 30, 2026 and 2025 was 12.3% and 13.8%, respectively. Including non-income producing debt investments, the weighted average yield for the six months ended June 30, 2026 and 2025 was 12.5% and 13.7%, respectively. The weighted average yields reported for these periods are annualized and reflect the weighted average yields to maturities.
(2)The weighted average portfolio yields on debt investments reflected above do not represent actual investment returns to the Company’s stockholders.